May 8, 2001


Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Affinity International Marketing, Inc. (the "Company"), (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K/A report dated April 23, 2001. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,


/s/ Rachlin, Cohen & Holtz LLP
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Rachlin, Cohen & Holtz LLP



Ft.  Lauderdale, Florida
May 8, 2001